Type:  Exhibit-10.1
Description: Citizens Capital Corp. 1998 Employee Stock Ownership Plan (ESOP)

                                                                 Exhibit-10.1

                        CITIZENS CAPITAL CORP.

                                 1998

                     EMPLOYEE STOCK OWNERSHIP PLAN
                                (ESOP)

                              FIRST OFFER

                             May 31, 1998

                           Administered By:
    Citizens Capital Corp. Employee Stock Ownership Plan Committee:

                           Billy D. Hawkins
                           Dwight Washington
                             H. H. Hawkins

                         Plan Trust Custodian:
                   Southwest Guaranty Trust Company
                             Dallas, Texas

            Citizens Capital Corp.: Federal ID #75-2368452
Citizens Capital Corp. Employee Stock Ownership Trust: Federal ID # 75-2733682

                              PLAN DATES

Records of the Plan are maintained on a fiscal year basis from January
     1st to December 31st of each year.  The Company's fiscal year coincides with the plan year.

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                           TABLE OF CONTENTS

                                                          Page

SECTION 1.  Plan Purpose and Operation                     3

SECTION 2.  Definitions                                    3

SECTION 3.  Eligibility                                    5

SECTION 4.  Enrollment                                     6

SECTION 5.  Eligible Compensation                          6

SECTION 6.  Stock Allocation Percentage                    6

SECTION 7.  Plan Trust Account                             8

SECTION 8.  Investment of Plan Trust Assets                8

SECTION 9.  Voting Rights                                  8

SECTION 10.  Disclosure and Reporting                      8

SECTION 11.  Vesting And Forfeitures                       9

SECTION 12.  Benefits Upon Retirement or Death            10

SECTION 13.  Distributions of Benefits                    10

SECTION 14.  Form of Allocations                          10

SECTION 15.  Right of First Refusal                       10

SECTION 16.  Plan of Administration                       11

SECTION 17.  Amendment and Termination                    11

SECTION 18.  Merger, Assignment, and Severability         12

Request for Plan Participation Form                       13



                                  62


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 THIS DOCUMENT DATED MAY 31, 1998, IS RELATED TO SECURITIES WHICH HAVE
   BEEN ISSUED IN ACCORD WITH AN EXEMPTION FROM THE REQUIREMENTS OF
    REGISTRATION PURSUANT TO RULE 230.506 OF REGULATION D UNDER THE SECURITIES ACT OF 1933, AS AMENDED. UNLESS AND UNTIL SAID SECURITIES
  ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE EXCHANGE ACT OF 1934, AS AMENDED OR UNLESS SOME EXEMPTION THEREOF IS
   UTILIZED, SAID SECURITIES ARE RESTRICTED AS TO THEIR TRANSFER AND
                            MANNER OF SALE.

                SECTION 1.  Plan Purpose and Operations

Citizens Capital Corp., a Texas corporation hereafter known as, ("CCC") and all of its directly, indirectly owned and/or affiliated subsidiaries hereafter collectively known as ("The Company"), have adopted this Citizens Capital Corp. 1998 Employee Stock Ownership Plan ("The Plan") to enable participating employees of the Company to share in the development and growth of the Company and to provide participants with an opportunity to build capital for their retirement.

The plan is designed to do so without any deductions from participants' paychecks and without any cash investment by participants.

On May 8, 1998, (CCC) sold 15,000,000 shares of its class A; no par; common stock to the Citizens Capital Corp. Employee Stock Ownership Trust, a Texas trust hereafter known as ("The Trust"), for $3.34 per share or $50,100,000. As payment for said shares, the trust, on behalf of plan participants, has executed a 5 year; $50,100,000 liquidating promissory note and security agreement with CCC. Said liquidating promissory note is fully collateralized by the 15,000,000 class A; no par; common shares purchased by the trust, on behalf of plan participants, from CCC.

Since the primary purpose of the plan is to enable participants to acquire an ownership interest in the Company, trust assets will be invested primarily in company stock.

The plan is intended to qualify as an employee stock ownership plan
(ESOP) as defined in Section 4975(e) (7) of the Internal Revenue Code, as amended, hereafter known as, ("The Code"). The plan is designed to qualify under Section 401(a) of the code. Assets held in trust under the plan as a result of earnings or other additions will be administered, distributed, forfeited and otherwise governed by the provisions of the plan, which is administered by the Citizens Capital Corp. Employee Stock Ownership Plan Committee, hereafter known as, ("The Committee") for the exclusive benefit of plan participants and their beneficiaries.

The first offering under the plan will commence on May 31, 1998, and will end on the earlier of May 31, 2003 or the date on which all approved shares (stock) under the plan have been allocated or reinvested.

                        SECTION 2.  Definitions

Accounts: Several accounts may be maintained in order to record the interest of a participant in the plan, primarily a company stock account and an other investments account.

Anniversary Date: December 31 of each year.

Annual Additions: The sum of the amounts credited to a participant's accounts from plan contributions and forfeitures.

Approved Absence: An absence from work, including absence due to temporary disability, granted to and approved for an employee by the Company in a uniform and nondiscriminatory manner, or an absence from work for service in the Armed Forces or other government services.

Beneficiary: The person or persons entitled to receive benefits under the plan in the event of a participant's death.


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Break in Service: A plan year during which a participant has not completed at least 1,000 hours or 9 consecutive months of service, provided, however, that a break in service shall be measured by the eligibility computation period.

CCC: Citizens Capital Corp., a Texas corporation.

Committee: The committee appointed by the board of directors of the Company to administer the plan, direct the plan custodian, and to serve as plan fiduciary.

Company: Citizens Capital Corp. and/or its directly, indirectly owned and/or affiliated subsidiaries.

Company Stock: Shares of any class of stock, preferred or common, voting or nonvoting, issued by CCC.

Custodian: Bank or Trust Company, designated by the committee, to safekeep plan assets held by the Citizens Capital Corp. Employee Stock Ownership Trust and to administer said plan assets in the carrying out of any investment directives which may be made from time to time, by the committee, for the benefit of plan participants

Eligible Compensation: The total salary; wages or commission paid or accrued to a participant by the Company for each plan year, including overtime, but excluding contributions to this or any other deferred compensation plan, commissions and bonuses, and compensation paid or accrued prior to the entry date on which an employee first becomes eligible to participate.

Eligibility Period: The initial eligibility period is the first day, of the first full month, after twelve consecutive months of service with the Company. After such initial period, the subsequent eligibility period shall be the twelve-month period ending on the last day of the plan year.

Employee: A person employed by the Company or any of its directly, indirectly and/or affiliated subsidiaries and any portion of whose income is subject to withholding of income tax and/or for whom social security contributions are made by the Company, as well as any other person qualifying as a common law employee of the Company.

ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time and administered by the Department of Labor.

Forfeiture: That portion of a participant's account that does not become part of his/her plan benefit.

Hour of Service: An hour of service is each hour for which an employee is paid by the Company or is entitled to back pay from the Company.

Limitation Year: For purposes of the limitations on contributions and benefits imposed by Section 415 of the Internal Revenue Code, the limitation year shall be the Company's fiscal year.

Participant: An employee of the Company or any of its directly, indirectly and/or affiliated subsidiaries who is participating in the plan.

Plan: The Citizens Capital Corp. 1998 Employee Stock Ownership Plan.

Plan Benefits: The amount(s) of the distribution(s) to which a participant or beneficiary may be entitled to upon termination of participation.

Plan Year: The twelve-month period ending on each anniversary date (December 31 of each year).

Trust: The Citizens Capital Corp. Employee Stock Ownership Trust, the trust which holds all plan assets pending investment or other disposition.

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Valuation: Valuation of plan assets are computed on the plan anniversary date (December 31 of each year).

Vesting Period: Those periods of in service time that a plan participant spends with the Company which then qualifies him/her to own or "vest" in the assets allocated to and held in, their individual plan investment account.

Year of Service: Any plan year during which an employee is credited with at least 1,000 hours or 12 consecutive months of service.

                        SECTION 3.  Eligibility

3.1  Participation Eligibility

Any employee of the Company who has completed at least one year of consecutive service from their employment commencement date and is still employed by the Company, and is not included in a group of employees covered by a collective bargaining agreement between employee representatives and the Company, shall be eligible to become a participant in this plan as of the first day, of the first month, after said commencement date. For example:

     Michael Dock was hired August 3, 1998, his one year anniversary is August 3, 1999. He will become eligible to participate in the plan on September 1, 1999, the first day, of the first month following his one year anniversary.

Officers and directors of the Company who are also employees shall be eligible to participate in the plan on the same basis as other employees. All doubtful cases of eligibility to participate in the plan shall be resolved by the committee.

Employees whose retirement benefits are subject to collective bargaining are not eligible to participate in the plan unless the collective bargaining agreement provides for such participation. For purposes of eligibility and vesting, years of service shall include years during which an employee is covered by a collective bargaining agreement.

(a) Participation: Participation in the plan continues until it is terminated by the participant's break in service, retirement, death, total disability, or other termination of employment. A participant who accumulates less than 1,000 hours of service or works less than 9 consecutive months during any plan year shall not share in the allocation of trust assets and/or forfeitures for such plan year and shall not be given a year of service for purposes of vesting, but such participation shall continue until the occurrence of a break in service.

A participant who incurs a break in service or who terminates employment and is re-employed shall again resume participation in the plan as of the date of re-employment. If the participant is re-employed after a break in service and has no vested rights under the plan, and if the number of consecutive breaks in service equals or exceeds the aggregate number of years of service before the break, such participant shall be treated as a new employee for purposes of participation.

(b) Leaves of Absence: A participant's employment is not considered terminated for purposes of the plan if the participant has been on a leave of absence with the consent of the Company, provided that he/she returns to the employ of the Company within thirty (30) days after the leave or within such longer period as may be prescribed by law.
Leaves of absence shall mean leaves granted by the Company, in accordance with the rules uniformly applied to all participants, for reasons of health or public service or for reasons determined by the Company to be in its best interest. For purposes of preventing a break in service, a participant on such leave shall be credited with eight hours of service for each business day of the leave. A participant who does not return to the employ of the Company within the prescribed time period shall be deemed to have terminated his employment as of the date when his leave began, unless such failure to return was the result of his death, total disability, or retirement. Such participant must further remain in the employ of the Company for at least thirty (30) days.

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(c) Suspended Participation: A participant who ceases to be an eligible employee but who has not separated from the Company shall become a suspended participant. During the period of suspension, no amounts based on his covered compensation from and after the date of suspension shall be credited to the participant's account. Amounts previously credited to a participant's account shall continue to vest, and the participant shall be entitled to benefits in accordance with the other provisions of the plan throughout the period during which the participant is on suspended status.

                        SECTION 4.  Enrollment

Prior to your one year anniversary date, you will be given an enrollment package. The enrollment package shall contain a "Request for Plan Participation" form.

(b) Return your completed "Request for Plan Participation" form to your local Human Resources representative. You should retain a copy of the "Request for Plan Participation" form for your files.

                   SECTION 5.  Eligible Compensation

For purposes of the plan, only base salary; wages or commissions (if applicable) earned in each payroll period are considered eligible compensation ("Eligible Compensation") in determining the percentage of eligible compensation used in calculating the amount of company stock allocated to each individual participant plan account. No special payments of any kind are eligible in determining eligible compensation. Special payments may include:

     a)   overtime
     b)   bonuses
     c)   field pay
     d)   shift differential
     e)   relocation
     f)   short-term disability.

NOTE:
Calculations of stock allocation percentages are taken only from regular paychecks. Payments of long-term disability and workers' compensation are not eligible in determining the amount of eligible compensation used for computing stock allocation percentages.

                SECTION 6.  Stock Allocation Percentage

The plan shall compute the greater of fifteen (15) percent or the maximum percentage then allowable under the code of a participants eligible compensation in calculating the amount of company stock allocated to each individual participant account. The percentage of stock allocated to each individual plan participant account shall be allocated in whole numbers only; no decimals or fractions will be allocated.

6.1 Account Allocations

(a) Individual Accounts: The committee shall establish and maintain individual accounts for each plan participant. Individual accounts shall also be maintained for any former participant who still has an interest in the plan. Such individual accounts shall not require a segregation of the trust assets, and no participant, former participant, nor beneficiary shall acquire any right to or interest in any specific asset of the trust as a result of the allocation. One such account shall consist of the allocated shares of company stock purchased and paid for by the trust with forfeitures of company stock and with stock dividends on company stock held in the account. Allocations of company stock shall be reflected separately for each class of such stock, and the committee shall maintain adequate records of the percentage of company stock allocated to each participant's company stock account based on eligible compensation.


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The investments account of each participant shall be credited
(debited) no less than once a year, at the end of the plan's fiscal year ending December 31st with each share of the net income (loss) of the trust, with cash dividends on company stock in each company stock account including contributions and forfeitures in other than company stock. It shall be debited for any payments on purchases of company stock and, if applicable, any insurance premium payments.

(b) Allocation of Trust Contributions and Forfeitures: Trust contributions and forfeitures shall be allocated as of the close of business on December 31st of each plan year amongst the accounts of employees who are participants in the plan on the last day of the year or whose participation terminated during the year because of death, total disability, or retirement in the proportion that each such participants eligible compensation bears to the total eligible compensation of all such participants for the year. Such allocation may not exceed the lesser of $25,000 or 25 percent of eligible compensation for any participant as adjusted by the cost of living.

For purposes of this paragraph, a person whose participation in the plan terminates during a plan year for reasons other than death, total disability, or retirement shall not be considered a participant in the plan on the last day of that plan year.

The net income (loss) of the trust shall be determined at the close of
business on December 31st of each plan year.   A portion of the net
income (loss) thereof shall be allocated to each participant's investment account in the ratio on which the balance of his/her investments account stood on the close of business at December 31st of the preceding year. Account balances shall be reduced by amounts distributed to participant's during the plan year. The net income
(loss) includes the increase (decrease) in the fair market value of assets of the trust, interest, dividends, other income, and expenses attributable to assets in the investments accounts since the close of business on December 31st of the preceding year.

(c) Allocation Limitations: The total annual additions to a participant's account for any fiscal year shall not exceed the lesser of $30,000 (or such greater amount as may be permitted pursuant to regulations issued under Section 415(d) of the Internal revenue code) or 25 percent of the participant's total compensation for the year. If the Company is contributing to another defined contribution plan, as defined in Section 414(i) of the Internal Revenue Code, for employees of the Company, any of whom may be participants in this plan, then any such participant's annual additions in such other plan shall be added to the participant's annual additions from this plan for purposes of this limitation.

If a participant in this plan is also a participant in a defined benefit plan, as defined in Section 414(j) of the Internal Revenue Code, to which contributions are made by the Company, then such participant shall be subject to the limitations set forth in Section 415(e) of the Internal Revenue Code. If company stock is purchased from a shareholder of the Company and if such shareholder is also a participant in this plan, then the total account balances of such participant's accounts combined with the total balances in the account of such participant's spouse, parents, grandparents, children, and grandchildren shall not exceed 20 percent of the total of all accounts balances under the plan.

If the account balances or the annual additions to a participant's accounts would exceed the limitation described in the preceding paragraphs, then the sum of the annual additions to this plan and any other plan shall be reduced until the applicable limitation is satisfied. The reduction shall be treated as a forfeiture and shall be allocated in accordance with this section to the accounts of participants who are not affected by this limitation. If any amount cannot be so re-allocated, then such amount shall be deposited into a suspense account and allocated to the maximum extent possible in succeeding years.

                    SECTION 7.  Plan Trust Account

Trust Custodian

The committee has selected Southwest Guaranty Trust Company. of Dallas, Texas hereafter known as, (SGTC) to provide custodial services for the plan trust assets. In order to participate in the plan, an employee must have a completed "Request for Plan Participation" form on file with the Company's human resource department. The Company


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will verify correct completion of the form; make the necessary copies for the participants records and forward a copy of said form to (SGTC) for execution and individual participant plan account setup.

For information regarding custodial trust services being provided for the plan, (SGTC) may be contacted at the following address:

                   Southwest Guaranty Trust Company
                   5956 Sherry Lane Place, Ste. 504
                          Dallas, Texas 75225
                            (972) 363-0027
                            1 800 504 5956

              SECTION 8.  Investment of Plan Trust Assets

(a) Duties of Plan Committee: Upon direction from the plan committee, all investments of the plan trust assets shall be executed by the plan custodian.

(b) Authorized Investments: All trust assets or the income thereof shall first be applied to pay any outstanding obligations of the trust incurred for the purchase of company stock. After all outstanding obligations of the trust are satisfied, the trust assets may then be utilized to purchase additional shares of company stock from current shareholders or newly issued shares from the Company. The plan committee may also direct the custodian to invest funds of the plan trust in savings accounts, asset loss insurance policies, or insurance policies on the life of any key employee or stockholder, certificates of deposit, short-term securities, other stocks or bonds, and other investments deemed by the plan committee to be desirable for the plan trust. Residual funds may be held in cash.

All purchases of company stock shall be made at prices that do not exceed the fair market value of such stock at the time of the transaction.

                       SECTION 9.  Voting Rights

Company stock held by the plan trust shall be voted by the plan trust custodian in accordance with instructions from the committee with respect to any matter that under state law or corporate charter requires more than a majority vote of shareholders.

Each individual plan participant shall be entitled to direct the voting of shares which have been allocated to his/her account with respect to any matter that by state law or corporate charter requires more than a majority vote of shareholders.

                 SECTION 10.  Disclosure and Reporting

(a) Summary Plan Description: Within 90 days after the receipt of a favorable determination letter from the Internal Revenue Service relating to the qualification of the plan, and thereafter within 120 days after a participant commences participation (or after a beneficiary first receives benefits under the plan), the committee shall furnish such participant (beneficiary) with a summary plan description as required by Section 102(a) and 104(b) of ERISA. Such summary plan description shall be updated from time to time as required under ERISA and Department of Labor regulations thereunder.

(b) Summary Annual Report: Within 210 days after each anniversary date, the committee shall furnish each participant (and each beneficiary receiving benefits under the plan) with the summary annual report of the plan required by Section 104(b) of ERISA, in the form required by regulations of the Department of Labor.

(c) Annual Account Statement: As soon as practical after each anniversary date, each participant shall receive a written statement of accounts showing: the balance in each such account as of the preceding anniversary date; the amount of


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allocations and forfeitures directed to the accounts for the year; the adjustment to the accounts to reflect dividends, income, and expenses for the plan trust for the year; and the new balances in each account, including the number of shares of company stock.

If any error or miscalculation is discovered in an account, the committee shall correct the same if correction is feasible.
Statements to participants are for reporting purposes only and no allocation, valuation, or statement shall, of itself, vest any right or title in any part of the plan trust.

(d) Additional Disclosure: The committee shall make available for examination, by any participant or beneficiary, copies of the plan and trust agreement and the latest annual report (Form 5500-C) of the plan filed with the Department of Labor. Upon the written request of participant or beneficiary, the committee shall furnish copies of such documents, at a reasonable charge to cover the cost of such copies, as provided in regulations of the Department of Labor.

                 SECTION 11.  Vesting and Forfeitures

(a) Vesting Schedule: If a participant has a break in service or termination of employment , participation in the allocation of company contributions and forfeitures will terminate as of the anniversary date preceding the break in service or termination of employment, and the vesting of plan benefits shall be based upon years of service, as determined by the vesting period and in accordance with the following vesting schedule:

              Years of Service                Percentage of Vesting

             Less than 3 years                        0.00%
     Three years, but less than 4 years               25.0
     Four years, but less than 5 years                32.5
      Five year, but less than 6 years                40.0
      Six years, but less than 7 years                47.5
     Seven years, but less than 8 years               55.0
     Eight years, but less than 9 years               62.5
     Nine years, but less than 10 years               70.0
     Ten years, but less than 11 years                77.5
    Eleven years, but than less 12 years              85.0
    Twelve years, but less than 13 years              92.5
           Thirteen years or more                     100.0

(b) Forfeitures: Any remainder of a terminating participant's account that is not vested in accordance with the foregoing provisions shall be treated as a forfeiture. Forfeitures shall be first charged against a participant's investments account with any balance charged against the Company stock account. The disposition of such forfeitures shall be as follows:

     (1) If a participant is not re-employed on or before the anniversary date of the plan year next following a break in service, the balance of the accounts shall be allocated as a forfeiture as of such anniversary date. Distribution of a participant's benefits following termination of service may occur prior to the occurrence of a break in service if so directed by the plan committee.

     (2) If the participant is re-employed on or before the anniversary date of the plan year next following the break in service, the balance of the accounts shall be treated as a separate account subject to distribution.

            SECTION 12.  Benefits Upon Retirement or Death

Participation terminates as of the anniversary date coinciding with or next following a participant's retirement or death. A participant's plan benefit upon retirement or death shall be the total of the account balances as of the coinciding or next following anniversary date. A participant shall be 100 percent vested upon death or upon attainment of any of the following retirement dates: normal retirement at age sixty-five; deferred retirement beyond age sixty-five upon company request or company approval; disability retirement if the committee determines in a nondiscriminatory manner, on the


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basis of a doctor's certificate, that a participant has become totally disabled (i.e., the mental or physical inability of the participant to be usefully employed as evidenced by the certificate of a medical examiner satisfactory to the committee certifying such inability and certifying that such condition is likely to be permanent); early retirement after age sixty at the election of the participant, but the vesting schedule of Section 11 may apply if the Company does not concur.

                SECTION 13.  Distributions of Benefits

(a) Death or Retirement: Upon death or retirement a participant's benefits shall be distributed in a single distribution not later than sixty days after the anniversary date coinciding with or next following death or retirement. The committee may, in its discretion, distribute currently the accumulated benefits and distribute the participant's share of the final year's allocations sixty days after the anniversary date following the death or retirement. The committee may, at its discretion and after conferring with the participant's beneficiary, direct that the distribution be made in a single distribution at a deferred retirement date or on a life-expectancy installment basis.

(b) Other Terminations: If a participant ceases to participate for reasons other than death or retirement, benefits will be distributed as soon as possible after termination of service. The committee may, at its discretion, direct that the distribution be made in a single distribution at the anniversary date next following the termination of service or within sixty days of each anniversary date; or in a single distribution at death or retirement date (age sixty-five) or within sixty days thereafter; or on an life-expectancy installment basis.

                   SECTION 14.  Form of Allocations

Allocation of plan benefits shall be made in whole shares of company stock except that the value of any fractional shares will be paid in cash. Any balance in a participant's investment account will be applied to acquire for distribution the maximum number of whole shares of company stock at the then fair market value, and any unexpended balance will be distributed in cash. Allocation of plan benefits may be made entirely in cash or in the form of company stock.

Allocations shall be made to the participant, if living, and if not, to the respective estate or beneficiary. A participant may designate a beneficiary upon becoming a participant and may change such designation at any time by filing a written designation with the committee. If the participant is married, a designation of a beneficiary other than the spouse shall be allowed only when a consent in writing by the spouse of the participant is furnished to the committee.

                  SECTION 15.  Right of First Refusal

(a) Right of First Refusal: Unless company stock is publicly traded, all shares of company stock allocated by the plan trust may, as determined by the Company or the committee, be subject to a right of first refusal. Such right shall provide that prior to any subsequent transfer, the shares must first be offered by written offer to the trust and, if refused, then to the Company. If the proposed transfer is at less than fair market value, the price shall be determined by the latest valuation date. If the proposed purchase is by a prospective bona fide purchaser, the offer to the trust and the Company shall be at the greater of market value, as determined by an independent appraiser (appointed by the committee) as of the latest valuation date, or the price offered by the prospective bona fide purchaser. The trust and the Company, respectively, may accept the offer at any time within fourteen days after receipt of such offer.

                  SECTION 16.  Plan of Administration

The board of directors shall have the following duties and responsibilities:

(1) Acting with respect to amending or terminating the plan;
(2) Acting with respect to the selection, retention, or removal of the plan custodian;
(3) Appointing, retaining, and removing members of the committee;
(4) Periodically reviewing the performance of the plan custodian, the members of the committee, and any appointed advisors;


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(5) Determining the form and amount of employer contributions.

The Company shall administer the plan and is designed as the "plan administrator" under Section 3(16) of ERISA. The Company may delegate all or part of its duties to the plan committee. The members of the committee shall be comprised of three persons who shall be appointed by the board of directors who may be removed by the board of directors at any time with or without cause. The committee is designated as the agent of the plan for the service of legal process and as the named fiduciary of the plan. All decisions required to be made by the committee involving the interpretation and administration of the plan shall be resolved by majority vote either at a meeting or in writing without a meeting.

The committee shall have the following duties and responsibilities:

(1) Providing for the fair market valuation of company stock as of each annual valuation date (December 31st);
(2) Establishing and maintaining a funding policy for the plan;
(3) Determining the eligibility of employees for participation in and benefits under the plan;
(4) Complying with the reporting and disclosure requirements established by ERISA, IRS, and other units of government;
(5) Making recommendations to the board of directors with respect to amendment or termination of the plan and contributions under the plan;
(6) Maintaining plan accounts and other records;
(7) Authorizing, allocating, and reviewing expenses incurred by the plan;
(8) Communicating with plan participants and the plan custodian;
(9) Investing and directing the plan assets in a prudent manner.

The committee shall establish rules and regulations and shall take such actions to carry out its duties and responsibilities as may be necessary and proper.

                SECTION 17.  Amendment and Termination

(a) Amendment: The Company reserves the right to amend the plan at any time, in whole or in part, including retroactive amendments necessary or advisable to qualify the plan and trust under the provisions of Section 401(a) of the Internal Revenue Code. No such amendment shall cause any part of the assets of the plan and trust to be recoverable by the Company, or be used for or diverted to purposes other than the exclusive benefit of participants and beneficiaries, or deprive any participant or beneficiary of any benefit already vested, except to the extent that such amendment may be necessary to qualify the plan or modify the duties or liabilities of the plan custodian.

(b) Termination: Although the Company has established the plan with the intention of making contributions indefinitely, the Company shall not be under any obligation to continue contributions or to maintain the plan for any given length of time. The Company may in its discretion discontinue such contributions or terminate the plan in whole or in part in accordance with its provisions at any time without any liability for such discontinuance or termination. If so terminated, and the plan is not replaced by a comparable plan qualified under Section 401(a) of the Internal Revenue Code, the accounts of all participants affected by the termination shall become non-forfeitable. The committee and the trust shall continue until the plan benefits of each participant have been distributed.

If the Internal Revenue Service shall fail or refuse to issue a favorable written determination or ruling with respect to the initial qualification of the plan and exemption of the trust from tax under Sections 401(a) and 501(a) of the Internal Revenue Code, all company contributions together with any income received or accrued, less any benefits or expenses paid, shall be distributed in accordance with the preceding paragraph. However, if a contribution is made by the Company due to mistake or if a contribution is conditioned on its deductibility and the deduction is disallowed, then such contribution may be returned to the Company within one year.

           SECTION 18.  Merger, Assignment, and Severability

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

(a) Merger: If the Company merges or consolidates with or into another corporation, or if substantially all of the Company shall be transferred to a corporation, the plan shall terminate on the effective date of such merger, consolidation, or transfer. If the surviving corporation resulting from such merger or consolidation, or the corporation to which the assets have been transferred , adopts the plan, then the plan shall continue and said corporation shall succeed to all powers and duties of the Company. The employment of any employee who is continued in the employ of such successor corporation shall not be deemed to have terminated.

(b) Assigned Prohibited: The benefits provided by this plan may not be assigned or alienated. Neither the Company nor the plan custodian shall recognize any transfer, mortgage, pledge, order, or assignment by any participant or beneficiary of any interest hereunder, and such interest shall not be subject in any manner to transfer by operation of law and shall be exempt from the claims of creditors or other claimants from all orders, decrees, levies, garnishments, or executions against such participants or beneficiaries.

(c) Applicable Law and Severability: The plan shall be construed and governed in accordance with ERISA and the Internal Revenue Code and, to the extent not superseded by federal law, in accordance with the laws of the state. If any provision is susceptible to more than one interpretation, such interpretation shall be given as is consistent with the Internal Revenue Code. If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, then the remaining provisions shall continue to be fully effective.

This plan has been adopted by the appropriate officers of the Company hereto on this 30th day of May 1998.

Citizens Capital Corp.


By: Billy D. Hawkins
      President


By: H. H. Hawkins
      Secretary


Citizens Capital Corp. Employee Stock Ownership Plan
(Request for Plan Participation Form)


Plan Participant Name:           Social Security Number:

                                    ----         ----

Street Address:                  City:


                                 State:             Zip Code:

Department/Location:             Telephone (Area Code & No.)


Plan Participant Signature:      Date:___________________________




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

Beneficiary Designation

Beneficiary Name:                Social Security Number:

                                        ----         ----
Street Address:                  City:


                                 State:              Zip Code:

                                 Telephone (Area Code & No.)


Beneficiary Signature:           Date:___________________________




              RETURN TO HUMAN RESOURCES (Personnel File)

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